April 7, 1997


H-A Limited Partnership ("Seller")
c/o The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road
Suite A-200
Bannockburn, Illinois 60015
Attention: Ilona Adams

Near North National Title Corporation ("Escrow Agent")
222 North LaSalle Street
First Floor
Chicago, Illinois 60601
Attention: Lou Cohen

     Re: Purchase Agreement dated March 18, 1997 (the "Purchase Agreement") between Seller and Crosstown Asset Corp. I ("Purchaser") for Hammond Aire Plaza, Baton Rouge, Louisiana

Ladies and Gentlemen:

     Purchaser hereby terminates the Purchase Agreement pursuant to Section 7.1 thereof. Attached is the required Due Diligence Termination Notice. Escrow Agent is hereby directed to return the earnest money together with all interest accrued thereon to Purchaser in accordance with the attached wiring instructions.


                                        Sincerely,

                                        CROSSTOWN ASSET CORP. I, a Delaware
                                        corporation

                                        By:   /s/ Timothy Scott Clark
                                             -------------------------------
                                        Name:     Timothy Scott Clark
                                             -------------------------------
                                        Its:      Asst. Vice President
                                             -------------------------------
cc:  The Balcor Company
     Bannockburn Lake Office Plaza
     2355 Waukegan Road
     Suite A-200
     Bannockburn, Illinois 60015
     Attention:   James Mendelson

     Katten Muchin & Zavis
     525 West Monroe Street
     Suite 1600
     Chicago, Illinois 60661-3693
     Attention:  Daniel J. Perlman, Esq.

                       DUE DILIGENCE TERMINATION NOTICE

                              April 7, 1997

     Crosstown Asset Corp. I, a Delaware corporation, as Purchaser under that certain Agreement of Sale dated March 18, 1997, providing for the sale of property located in East Baton Rouge Parish, Louisiana and known as Hammond Aire Plaza has terminated the Agreement of Sale pursuant to Paragraph 7.1 thereof.

     The undersigned demands return of all Deposit deposited under the Agreement of Sale pursuant to its right therein.

                                        CROSSTOWN ASSET CORP. I, a Delaware
                                        corporation

                                        By:  /s/ Timothy Scott Clark
                                            ---------------------------------
                                        Name:    Timothy Scott Clark
                                            ---------------------------------
                                        Its:     Asst. Vice President
                                            ---------------------------------